Exhibit 21.1

HARMONIC INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

The following table lists the direct and indirect subsidiaries of Harmonic Inc. as of December 31, 2025:

Name	State or Other Jurisdiction of Incorporation or Organization
Harmonic Delaware, L.L.C.	U.S.A.
Harmonic Germany GmbH	Germany
Harmonic Japan GK	Japan
Harmonic India Private Limited	India
Harmonic International GmbH	Switzerland
Harmonic International Inc	U.S.A.
Harmonic Lightwaves (Israel) Ltd	Israel
Harmonic Singapore P.T.E. Ltd.	Singapore
Harmonic Spain SL	Spain
Harmonic Technologies (HK) Limited	Hong Kong
Harmonic (UK) Limited	United Kingdom
Harmonic Video Networks Ltd.	Israel
Horizon Acquisition Ltd	Israel
Harmonic Brazil LTDA	Brazil
Harmonic S.R.I.	Argentina
Harmonic Mexico International	Mexico
Harmonic Video Networks Malaysia Sdn Bhd	Malaysia
Harmonic International Australia Pty Ltd	Australia
Harmonic Italia Srl	Italy
Financiere Kepler SAS	France
Harmonic France SAS	France
Thomson Video Networks India Private Ltd	India
Harmonic Technologies (Canada)	Canada